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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
PHH Corporation:

  We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 24, 1993, with respect to the consolidated financial statements and the related financial statement schedules included in the Annual Report on Form 10-K of PHH Corporation for the year ended April 30, 1993 and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          /s/ KPMG Peat Marwick
                                          KPMG PEAT MARWICK

Baltimore, Maryland

June 16, 1994